Exhibit 10.5

EXECUTION VERSION

AMENDED AND RESTATED PERFORMANCE GUARANTY

This AMENDED AND RESTATED PERFORMANCE GUARANTY, (this “Agreement”) dated as of January 9, 2024, is between AUDACY, INC., a Pennsylvania corporation and a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Performance Guarantor”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as agent (in such capacity, the “Agent”) for and on behalf of the Investor Parties and other Secured Parties, from time to time (each of the foregoing, including the Agent, a “Beneficiary” and, collectively, the “Beneficiaries”) under the Amended and Restated Receivables Purchase Agreement dated as of the date hereof, among Audacy Receivables, LLC, a Delaware limited liability company (the “Seller”), Audacy Operations, Inc., and a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code. as initial servicer (in such capacity, the “Servicer”), the Agent and the various Investors from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Receivables Purchase Agreement. The interpretive provisions set out in Section 1.02 of the Receivables Purchase Agreement shall be incorporated herein and applied in the interpretation of this Agreement.

Section 1.    Undertaking. For value received by the Performance Guarantor and its Affiliates, the Performance Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of each of the Beneficiaries the due and punctual performance and observance by each Originator, the Transferor and the Servicer (and any of their respective successors or assigns in such capacity which is an Affiliate of the Performance Guarantor) of all their respective covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by any Originator, the Transferor or the Servicer, as applicable, of its respective representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of any Originator’s, the Transferor’s or the Servicer’s payment, repurchase, Deemed Collections, indemnity or similar obligations), under any of the Transaction Documents (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the Transaction Documents or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, the Seller, any Originator, the Transferor, the Servicer or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, contributed (or purportedly sold or contributed) or otherwise pledged or transferred by (x) any Originator under the Amended and Restated Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”) or (y) the Transferor under the Sale and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale and Contribution Agreement”)) of any party to this Agreement, the other Transaction Documents or any other related documents, (D) the existence of any claim, set-off, counterclaim or other right that the Performance Guarantor or any other Person may have against the Seller, any Originator, the Transferor, the Servicer or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism, any act of any Governmental Authority or any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, any Originator, the Transferor, the Servicer or the Performance Guarantor, (F) any Applicable Law affecting any term of any of the Guaranteed Obligations or any Transaction Document, or rights of the Agent or any other Beneficiary with respect thereto or otherwise, (G) the failure by the Agent or any Beneficiary to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Support Assets or (H) any failure to obtain any authorization or approval from or other action by, or to provide any notification to or make any filing, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise.

Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Originator, the Transferor or the Servicer shall fail in any manner whatsoever to perform or observe any of its respective Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document to which it is a party, then the Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Agent or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, the Seller, any Originator, the Transferor, the Servicer or any other Person or have initiated any action or proceeding against the Performance Guarantor, the Seller, any Originator, the Transferor, the Servicer or any other Person in respect thereof. The Performance Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. The Performance Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. The Performance Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries (or any of them) exhaust any right to take any action against the Seller, any Originator, the Transferor, the Servicer or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. The Performance Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid and performed in full. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

Section 2.    Confirmation. The Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Seller, the Originators, the Transferor, the Servicer and the Beneficiaries, as applicable, with the Performance Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with the Performance Guarantor’s full knowledge and consent. The Performance Guarantor hereby confirms that on the date hereof it owns, directly or indirectly, 100% of the issued and outstanding Capital Stock of each Originator, the Transferor, the Servicer and the Seller. The Performance Guarantor agrees to notify the Agent in the event that it ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator, the Transferor, the Servicer or the Seller.

Section 3.    Additional Provisions.

(i)    The rights of the Agent and Secured Parties, in each case, shall be subject to the applicable provisions of (x) the Interim Order (at any time prior to the entry of the Final Order), and (y) the Final Order (thereafter).

(ii)    The Performance Guarantor hereby covenants, represents and warrants that, upon entry of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the obligations under this Agreement shall at all times constitute an allowed superpriority claim against the Performance Guarantor pursuant to section 364(c)(1) of the Bankruptcy Code with priority above all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, other than with respect to the Superpriority Claims granted in connection with any Eligible DIP Facility and the “Carve Out” (as defined in the Financing Orders).

Section 4.    Representations and Warranties. The Performance Guarantor represents and warrants to each of the Beneficiaries as of the Restatement Date, on each Settlement Date, on each Weekly Distribution Date and on each day that a Credit Extension shall have occurred:

(i)    Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Pennsylvania and has full power and authority under its Organizational Documents and under the laws of Pennsylvania to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)    Due Qualification. Subject to entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iii)    Power and Authority; Due Authorization. Subject to entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the Performance Guarantor has all necessary power and authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary corporate action.

(iv)    Binding Obligations. Subject to entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, this Agreement and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms.

(v)    No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of the Performance Guarantor or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict or violation, as applicable, could not reasonably be expected to have a Material Adverse Effect.

(vi)    Litigation and other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document; (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents; or (iv) individually or in the aggregate for all such actions, suits proceedings and investigations would reasonably be expected to have a Material Adverse Effect.

(vii)    No Consents. Subject to entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(viii)    Compliance with Applicable Law. The Performance Guarantor has complied in all material respects with all Applicable Laws in connection with its obligations under this Agreement.

(ix)    Investment Company Act. The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(x)    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of (a) the Performance Guarantor or any of its Subsidiaries, Affiliates, directors, officers, or, to the knowledge of the Performance Guarantor, employees that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (b) the Performance Guarantor nor any of its Subsidiaries is organized or resident in a Sanctioned Country, and (c) the Performance Guarantor has violated, or, to its knowledge is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or of any Sanctions.

(xi)    Proceeds. No proceeds received by the Performance Guarantor or any of its Subsidiaries or Affiliates in connection with any Investment will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(xii)    Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Performance Guarantor that are reasonably designed to promote compliance by the Performance Guarantor and its Subsidiaries, directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(xiii)    ERISA. No ERISA Event has occurred or is reasonably expected to occur, and each Plan is in compliance with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such ERISA Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect.

(xiv)    Taxes. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Performance Guarantor has (i) timely filed in accordance with the Bankruptcy Code and subject to any required approvals of the Bankruptcy Court, all Tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all Taxes, if any, that are required to be paid by it and that are due and payable, other than Taxes being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(xv)    Opinions. The facts regarding each Audacy Party, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(xvi)    Effectiveness of Orders. The Interim Order prior to the entry of the Final Order and, to the extent then entered, the Final Order, is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Agent and the Investors in their sole discretion).

(xvii)    Compliance with Orders. The Performance Guarantor and each of the other members of the Audacy Corporate Group are in compliance in all material respects with the Interim Order prior to the entry of the Final Order and, to the extent then entered, the Final Order, in each case to the extent applicable to the Performance Guarantor and other members of the Audacy Group.

Section 5.    Covenants. At all times from the Restatement Date until the Final Payout Date:

(i)    Existence. The Performance Guarantor shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Pennsylvania. The Performance Guarantor shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(ii)    Conduct of Business. The Performance Guarantor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(iii)    Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(iv)    Mergers, Sales, Etc. The Performance Guarantor shall not consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless (i) no Event of Default, or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, and (ii) if the Performance Guarantor is not the surviving corporation or if the Performance Guarantor sells, leases or transfers all or substantially all of its property and assets, (a) the surviving corporation or the Person purchasing or being leased such property and assets agrees to be bound by the terms and provisions applicable to the Performance Guarantor hereunder, (b) no Change in Control shall result, (c) the Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Agent, that its obligations under this Agreement shall apply to the surviving entity, (d) the Agent has consented thereto in writing and (e) the Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(v)    Transaction Information. None of the Performance Guarantor, any Affiliate of the Performance Guarantor or any third party contracted by the Performance Guarantor or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Investor prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Investor.

(vi)    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Performance Guarantor will not use, and shall ensure that its Subsidiaries and its or their respective directors, officers or employees shall not use, the proceeds of any Investment (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(vii)    Taxes. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Performance Guarantor will (i) timely file all Tax returns (federal, state and local) required to be filed by it and (ii) promptly, in accordance with the Bankruptcy Code and subject to any required approvals of the Bankruptcy Court pay, or cause to be paid, all Taxes that are required to be paid by it and that are due and payable, if any, other than Taxes being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(viii)    [Reserved].

(ix)    No Superpriority Claims. The Performance Guarantor shall not permit to exist any Superpriority Claim against any member of the Audacy Operating Group that is pari passu with or senior to the Superpriority Claims granted to the Agent and Lenders under the Interim Order or the Final Order, other than as provided in the Interim Order, the Final Order and any DIP Order.

(x)    No Surcharge. Upon entry of the Final Order, and in accordance with the terms of the Interim and Final Order, the Performance Guarantor shall not assert or consent to any charges under Section 506(c) of the Bankruptcy Code against the Support Assets.

Section 6.    Miscellaneous.

(a)    The Performance Guarantor agrees that any payments hereunder will be applied in accordance with Section 3.01 of the Receivables Purchase Agreement.

(b)    Any payments hereunder shall be made in full in U.S. Dollars to the Agent in the United States without any set-off, deduction or counterclaim; and Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.

(c)    No amendment or waiver of any provision of this Agreement nor consent to any departure by the Performance Guarantor or any Affiliate therefrom shall be effective unless in a writing and signed by the Agent and the Performance Guarantor. No failure on the part of the Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(d)    This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of the Agent and the Investor. Each of the parties hereto hereby agrees that each of the Beneficiaries not a signatory hereto shall be a third-party beneficiary of this Agreement.

(e)    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(f)    EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, OR TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, BY THE BANKRUPTCY COURT OR TO THE EXTENT THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS CLAUSE (f) SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PERFORMANCE GURANTOR OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(g)    THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 11. NOTHING IN THIS CLAUSE (g) SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER INVESTOR PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW

(h)    EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(i)    The Performance Guarantor agrees that it will from time to time, promptly at the request of the Agent (for itself or on behalf of any other Beneficiary), provide information relating to the business and affairs of the Performance Guarantor as the Agent (for itself or on behalf of any other Beneficiary) may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as the Agent may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of the Agent or any other Beneficiary hereunder or with respect hereto.

Section 7.    Termination of Performance Guaranty. (a) This Agreement and the Performance Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Final Payout Date, and (ii) such time as all Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided, that this Agreement and the Performance Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Seller, any Originator, the Transferor, the Servicer or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not the Agent or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar laws, or any other law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations, shall impair, affect, or be a defense to or claim against the obligations of the Performance Guarantor under this Agreement.

(b)    This Agreement shall survive the insolvency of any Originator, the Transferor the Servicer, the Seller, any Beneficiary or any other Person and the commencement of any case or proceeding by or against any Originator, the Transferor, the Servicer, the Seller or any other Person under any bankruptcy, insolvency, reorganization or other similar law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Applicable Law with respect to any Originator, the Transferor, the Servicer, the Seller or any other Person shall postpone the obligations of the Performance Guarantor under this Agreement.

Section 8.    Set-off. Each Beneficiary (and its assigns) is hereby authorized (in addition to any other rights it may have), at any time, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Beneficiary (and its assigns) (including by any branches or agencies of such Beneficiary) to, or for the account of, the Performance Guarantor against amounts owing by the Performance Guarantor hereunder; provided that such Beneficiary (or its assigns) shall notify the Performance Guarantor, promptly following such setoff.

Section 9.    Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 10.    Expenses. The Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Agent and the other Beneficiaries and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement.

Section 11.    Indemnities by the Performance Guarantor. Without limiting any other rights which any Beneficiary may have hereunder or under Applicable Law, the Performance Guarantor agrees to indemnify and hold harmless each Beneficiary and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “PG Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by the Performance Guarantor of any of its obligations or duties under this Agreement; (ii) the inaccuracy of any representation or warranty made by the Performance Guarantor hereunder, or in any certificate or statement delivered pursuant hereto; (iii) the failure of any information provided to any such PG Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such PG Indemnified Party by, or on behalf of, the Performance Guarantor, in any capacity, not materially misleading; (v) any negligence or misconduct on the Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Agreement; (vi) the failure by the Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Agreement, the transactions contemplated hereby, the Guaranteed Obligations or otherwise or (vii) the failure of this Agreement to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 11, Indemnified Amounts shall be excluded solely to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct by the PG Indemnified Party seeking indemnification.

Section 12.    Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule A of this Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received and (b) if transmitted by facsimile or email, when sent, receipt confirmed by telephonic or electronic means.

Section 13.    Effect of Performance Guaranty. This Agreement amends and restates in its entirety, as of the date hereof, that certain Performance Guaranty, dated as of July 15, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”). Upon the effectiveness of this Agreement, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Agreement, the Performance Guarantor shall continue to be liable to the Agent for the Guaranteed Obligations (as defined in the Prior Performance Guaranty) (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Agent existed in the Prior Performance Guaranty and continue to exist in this Agreement, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guarantee shall continue and survive the execution and delivery of this Agreement. Upon the effectiveness of this Agreement, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.

[Signatures Follow]

IN WITNESS WHEREOF, the Performance Guarantor has executed this Agreement as of the date first written above.

AUDACY, INC., a debtor and a debtor-in-possession under Chapter 11 of the Bankruptcy Code, as Performance Guarantor

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

S-1	A&R Performance Guaranty

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, as Agent on behalf of the Beneficiaries

By:	/s/ Nellie Flek
Name:	Nellie Flek
Title:	Vice President

By:	/s/ Christian Haesslein
Name:	Christian Haesslein
Title:	Head of Asset Securitization

S-2	A&R Performance Guaranty (Audacy)